Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information of Stock Yards Bancorp, Inc. (“Stock Yards”) and Commonwealth Bancshares, Inc. (“Commonwealth”) present the pro forma combined financial position of Stock Yards giving effect to its merger with Commonwealth (the “Merger”) using the acquisition method of accounting with Stock Yards treated as the accounting acquirer. Specifically, the unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical consolidated balance sheets of Stock Yards and Commonwealth as of such date and includes adjustments that depict the accounting for the Merger required by GAAP (“pro forma balance sheet merger accounting adjustments”) as of December 31, 2021. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2021 combines the historical consolidated statements of income of Stock Yards and Commonwealth for the same periods and includes adjustments that depict the effects of the pro forma adjustments assuming those adjustments were made as of January 1, 2021 (“pro forma income statement merger accounting adjustments”). We refer to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of income collectively as “Unaudited Pro Forma Financial Information.” Also, we refer to pro forma balance sheet merger accounting adjustments and pro forma income statement merger accounting adjustments collectively as “Merger Accounting Adjustments.”

The Unaudited Pro Forma Financial Information is presented for illustrative purposes only and is not necessarily indicative of the results that might have occurred had the Merger taken place on January 1, 2021, for statement of income purposes and on December 31, 2021, for balance sheet purposes. Historical results for any prior period are not necessarily indicative of results to be expected in any future period and should not be assumed to be an indication of the actual results that would have been achieved had the Merger been completed as of the dates indicated or that may be achieved in the future.

The following Unaudited Pro Forma Financial Information and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Stock Yards and the related notes included in Stock Yard’s Annual Report on Form 10-K for the year ended December 31, 2021, and (ii) the historical audited consolidated financial statements of Commonwealth and the related notes included in Exhibit 99.1 of this Current Report on Form 8-K/A.

The Unaudited Pro Forma Financial Information has been prepared by Stock Yards in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the Securities and Exchange Commission on May 21, 2020.

The Merger was completed on March 7, 2022.  As a result of the Merger, each outstanding share of Commonwealth common stock was cancelled and converted into the right to receive 0.9267 shares of Stock Yards common stock and $11.20 in cash for each share of Commonwealth common stock.  Stock Yards issued 2,564,175 shares of its common stock as merger consideration. See Note 2- Preliminary Purchase Price Allocation for further information regarding the merger consideration which includes consideration for common stock, other cash consideration, and cash in lieu of fractional shares.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2021

					Transaction		Pro Forma
	Historical		Historical		Accounting		Stock Yards &
(in thousands)	Stock Yards		Commonwealth		Adjustments		Commonwealth
Assets:
Cash and cash equivalents	$961,192		$314,295		$(30,994)	a	$1,244,493
Available for sale debt securities	1,180,298		263,985		(416)	b	1,443,867
Federal Home Loan Bank stock, at cost	9,376		4,436		—		13,812
Mortgage loans held for sale	8,614		2,539		—		11,153
Loans	4,169,303		679,635		(13,147)	c	4,835,791
Allowance for credit losses on loans	(53,898)	d	(16,147)	e	1,768	f	(68,277)
Net loans	4,115,405		663,488		(11,379)		4,767,514
Premises and equipment, net	76,894		29,111		4,009	g	110,014
Bank owned life insurance	53,073		—		—		53,073
Accrued interest receivable	13,745		2,557		—		16,302
Core deposit and customer list intangibles	5,596		—		27,084	h	32,680
Mortgage servicing rights	4,528		9,752		3,289	i	17,569
Goodwill	135,830		5,529		54,722	j	196,081
Other assets	81,474		11,397		(3,862)	k	89,009
Total assets	$6,646,025		$1,307,089		$42,453		$7,995,567

Liabilities:
Deposits:
Non-interest bearing demand	$1,755,754		$294,306		$-		$2,050,060
Interest-bearing	4,031,760		709,665		371	l	4,741,796
Total deposits	5,787,514		1,003,971		371		6,791,856
Securities sold under agreements to repurchase	75,466		154,295		—		229,761
Federal Home Loan Bank advances	—		6,000		—		6,000
Federal funds purchased	10,374		—		—		10,374
Subordinated note	—		26,806		(794)	m	26,012
Line of credit	—		3,255		—		3,255
Accrued interest payable	300		87		—		387
Other liabilities	96,502		17,334		20,337	n	134,173

Total liabilities	5,970,156		1,211,748		19,914		7,201,818
Stockholders' Equity:
Common stock	49,501		24,940		(16,401)	o	58,040
Additional paid-in capital	243,107		—		125,286	p	368,393
Retained Earnings	391,201		64,831		(83,870)	q	372,162
Accumulated other comprehensive income	(7,940)		3,406		(3,406)	r	(7,940)
Total stockholders' equity	675,869		93,177		21,609		790,655
Non-controlling interest	—		2,164		930	s	3,094
Total equity	675,869		95,341		22,539		793,749
Total liabilities and stockholders' equity	$6,646,025		$1,307,089		$42,453		$7,995,567

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Income Statement

For the Years Ended December 31, 2021

					Transaction		Pro Forma
	Historical		Historical		Accounting		Stock Yards &
(in thousands, except per share data)	Stock Yards		Commonwealth		Adjustments		Commonwealth
Interest income:
Loans, including fees	$164,073		$32,288		$4,299	a	$200,660
Federal funds sold and interest bearing due from banks	645		258		—		903
Mortgage loans held for sale	249		585		—		834
Federal Home Loan Bank stock	262		93		—		355
Securities available for sale							-
Taxable	11,575		1,242		(208)	b	12,609
Tax-exempt	272		1,978		—		2,250
Total interest income	177,076		36,444		4,091		217,611
Interest expense:
Deposits	5,627		2,662		(372)	c	7,917
Securities sold under agreements to repurchase	24		205		—		229
Federal funds purchased and other short-term borrowings	14		—		—		14
Federal Home Loan Bank advances and other long-term borrowings	337		247		—		584
Subordinated debentures	—		662		396	d	1,058
Total interest expense	6,002		3,776		24		9,802
Net interest income	171,074		32,668		4,067		207,809
Provision for credit losses under CECL framework	(753)	e	—		4,429	f	3,676
Provision for loan losses under incurred loss framework	—		300	e	—		300
Net interest income after provision	171,827		32,368		(362)		203,833
Non-interest income:
Wealth management and trust services	27,613		14,106		—		41,719
Deposit service charges	5,852		1,022		—		6,874
Debit and credit card income	13,456		2,594		—		16,050
Treasury management fees	6,912		254		—		7,166
Mortgage banking income	4,724		19,089		(528)	g	23,285
Net investment product sales commissions and fees	2,553		591		—		3,144
Bank owned life insurance	914		—		—		914
Net gains on sales of securities	—		16		—		16
Realized gain on equity securities	—		10,393		—		10,393
Other	3,826		970		—		4,796
Total non-interest income	65,850		49,035		(528)		114,357
Non-interest expenses:
Compensation	63,034		34,962		—		97,996
Employee benefits	13,479		3,599		—		17,078
Net occupancy and equipment	9,688		2,945		(55)	h	12,578
Technology and communication	11,145		5,761		—		16,906
Debit and credit card processing	4,494		968		—		5,462
Marketing and business development	4,150		1,226		—		5,376
Postage, printing and supplies	2,213		107		—		2,320
Legal and professional	2,583		2,408		—		4,991
FDIC insurance	1,847		564		—		2,411
Amortization of investments in tax credit partnerships	367		640		—		1,007
Capital and deposit based taxes	2,090		377		—		2,467
Intangible amortization	769		706		4,522	i	5,997
Merger-related expenses	19,025		—		24,100	j	43,125
Other	7,396		3,983		—		11,379
Total non-interest expenses	142,280		58,246		28,567		229,093
Income before income tax expense	95,397		23,157		(29,457)		89,097
Income tax expense	20,752		-		(1,449)	k	19,303
Net income	74,645		23,157		(28,008)		69,794
Less: Net income attributable to non-controlling interest	-		362		—		362
Net income attributable to shareholders	$74,645		$22,795		$(28,008)		$69,432
Pro Forma Combined Per Share Data (1)
Weighted average outstanding shares:
Basic	24,898		2,767		(203)	l	27,462
Diluted	25,156		2,767		(203)	l	27,720
Net income per share - basic	$3.00		$8.24				$2.53
Net income per share - diluted	$2.97		$8.24				$2.50

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1)

The pro forma combined earnings per share amounts were calculated by totaling the historical earnings of Stock Yards and Commonwealth, adjusted for the merger accounting adjustments, and dividing the resulting amount by the average pro forma shares of Stock Yards and Commonwealth, giving effect to the number of Stock Yards common shares issued in the Merger as if such shares were issued as of the beginning of period presented. The Stock Yards common stock issued in the Merger is based on the fixed exchange ratio of 0.9267 shares of Stock Yards common stock for each share of Commonwealth common stock.

Note 1. Basis of Presentation

The Unaudited Pro Forma Financial Information and explanatory notes have been prepared to illustrate the effects of the Merger under the acquisition method of accounting with Stock Yards treated as the accounting acquirer. Under the acquisition method of accounting, Stock Yards generally records the acquired assets and assumed liabilities at their respective fair values. Goodwill is recorded if the purchase price consideration exceeds the fair value of the net assets acquired. Conversely, a gain on acquisition is recorded if the purchase price consideration is less than the fair value of the net assets acquired. The Unaudited Pro Forma Financial Information is presented for illustrative purposes only and is not necessarily indicative of the results that might have occurred had the Merger taken place on January 1, 2021, for statement of income purposes and on December 31, 2021, for balance sheet purposes.

The Merger, which closed on March 7, 2022, provided for Commonwealth shareholders to receive 0.9267 shares of Stock Yards common stock and $11.20 in cash for each share of Commonwealth common stock held immediately prior to the Merger closing, plus cash in lieu of any fractional shares. Based on the closing trading price of Stock Yards common stock on the Nasdaq Global Select Market (“Nasdaq”) on March 7, 2022, the value of the Merger consideration per share of Commonwealth common stock was $59.56. The aggregate amount of consideration, inclusive of consideration for common stock, other cash consideration, and cash in lieu of fractional shares was approximately $168 million.

Note 2. Preliminary Purchase Price Allocation for Commonwealth

The Merger Accounting Adjustments reflect the estimated accounting impacts of the Merger, including allocation of the purchase price. The estimates in the Merger Accounting Adjustments are based on available information and certain assumptions considered reasonable and may be subject to change as additional information becomes available.

The Merger Accounting Adjustments include core deposit and customer list intangibles of approximately $27.1 million resulting from the Merger. The Merger Accounting Adjustments assume that the intangibles will amortize over an estimated ten and 12 year average life, respectively.

Based on the closing trading price of Stock Yards common stock on the NASDAQ on March 7, 2022, the preliminary purchase price allocation resulted in Goodwill of approximately $60.3 million.

The preliminary purchase price allocation is as follows:

(in thousands, except per share data)
Pro Forma Purchase Price Allocation
Common Share Consideration:
Shares of Commonwealth	2,767
Exchange ratio	0.9267
Stock Yards shares to be issued	2,564
Price per share of Stock Yards common stock on March 7, 2022	$52.19
Consideration for common stock	$133,825
Cash consideration	30,994
Non-controlling interest of acquired entity	3,094
Total pro forma purchase price consideration	$167,913

Pro Forma Goodwill
Fair value of assets acquired:
Cash and cash equivalents	$314,295
Available for sale debt securities	263,569
Federal Home Loan Bank stock, at cost	4,436
Mortgage loans held for sale	2,539
Loans, net	652,109
Premises and equipment	33,120
Core deposit intangible	12,724
Customer list intangibles	14,360
Mortgage servicing rights	13,041
Other assets	10,093
Total assets acquired	$1,320,286

Fair value of liabilities assumed:
Deposits	$1,004,342
Securities sold under agreements to repurchase	154,295
Federal Home Loan Bank advances	6,000
Subordinated note	26,012
Line of credit	3,255
Other liabilities	18,720
Total liabilities assumed	$1,212,624
Net assets acquired	107,662
Pro forma goodwill	$60,251

Note 3. Merger Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The following Merger Accounting Adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet. All taxable adjustments were calculated using a 23% tax rate, which represents the blended statutory rate, to arrive at deferred tax asset or liability adjustments. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

(a)	Adjustment to cash and cash equivalents to reflect the cash portion of consideration to be paid to Commonwealth shareholders.

(b)	Adjustments to reflect estimated fair value of acquired available for sale debt securities associated with changes in interest rates.

(c)	Adjustments to loans to reflect estimated fair value adjustments. The net adjustment includes the following:

(in thousands)	December 31, 2021

Estimate of fair value - acquired non PCD loans	$(9,216)
Estimate of fair value - acquired PCD loans	(14,044)
Eliminate unrecognized loan fees on acquired loans and fair value hedge	163
Net fair value pro forma adjustments	(23,097)

Gross up of PCD loans	9,950
Cumulative pro forma adjustment to loans	$(13,147)

(d)

On January 1, 2020, Stock Yards adopted ASU 2016-13 “Financial Instruments – Credit Losses” (Topic 326), which required that loans held for investment be accounted for under the CECL framework. As such, Stock Yard’s allowance for credit losses is presented under the CECL framework.

(e)

In accordance with ASU 2016-13 “Financial Instruments – Credit Losses” (Topic 326), Commonwealth was not required to adopt CECL as of January 1, 2020. As such, Commonwealth’s allowance for loan losses is presented under the incurred loss framework.

(f)

Under the incurred loss framework used by Commonwealth, the merger adjustment represents the reversal of the Commonwealth allowance for loan losses of $16.1 million, as purchased loans acquired in a business combination are recorded at fair value and the recorded allowance of the acquired company is not carried over. In addition, loans with evidence of credit deterioration were adjusted for estimated losses in the amount of $10.0 million, which represented a credit mark of approximately 1.46% on Commonwealth’s outstanding loan portfolio. Under the CECL framework, this adjustment is reflected as a gross up to both loans and the allowance for credit losses. In addition, CECL requires an additional allowance for non-PCD loans which will be recognized through the income statement of the combined company following the closing of the merger. As such the financial statements of the resulting company will differ from the analysis presented above.

(in thousands)	December 31, 2021

Reversal of historical Commonweatlh allowance for loan losses	$16,147
Estimate of lifetime credit losses for PCD loans	(9,950)
Estimate of lifetime credit losses for non-PCD loans	(4,429)
Net change in allowance for credit losses	$1,768

(g)	Adjustment to premises and equipment to reflect the estimated fair value of acquired premises and equipment and right of use leased assets.

(h)	Adjustments to record core deposit and customer list intangibles related to the acquisition.

(i)	Adjustment to reflect the estimated fair value of mortgage servicing rights.

(j)

Adjustments to eliminate the historical Commonwealth goodwill of $5.5 million at the closing date and record estimated goodwill associated with the acquisition. See Note 2 Preliminary Purchase Price Allocation for additional detail.

(k)	Reflects adjustments to net deferred tax assets associated with the effects of the purchase accounting adjustments and adjustments to other and prepaid assets to reflect estimated fair value.

(l)	Adjustment to deposits to reflect the estimated fair value of time deposits based on analysis of current market interest rates and maturity dates.

(m)	Adjustment to reflect the estimated fair value of subordinated debentures for differences in interest rates, which based on analysis of current market interest rates and maturity dates.

(n)	Adjustments to other liabilities for the following:

(in thousands)	December 31, 2021

Estimate of Commonwealth's operating lease liability	$1,729
Miscellaneous accrual adjustments	(931)
Estimate of Commonwealth's reserve for unfunded loan commitments under CECL	500
Accrued merger-related transactions costs (tax effected)	19,039
Net other liabilities adjustments	$20,337

(o)	Adjustments to common stock for the following.

(in thousands)	December 31, 2021

Eliminate Commonwealth's common stock	$(24,940)
Preliminary consideration for common stock	8,539
Cumulative pro forma adjustment to common stock	$(16,401)

(p)	Adjustment to additional paid in capital to reflect consideration for common stock.

(q)	Adjustments to retained earnings for the following:

(in thousands)	December 31, 2021

Eliminate Commonweatlh's retained earnings	$(64,831)
Accrual of Stock Yards Bancorp tax effected merger-related transaction costs	(19,039)
Cumulative pro forma adjustment to retained earnings	$(83,870)

(r)	Adjustment to eliminate Commonwealth’s accumulated other comprehensive income.

(s)	Adjustments to non-controlling interest for the following:

(in thousands)	December 31, 2021

Eliminate Commonweatlh's non-controlling interest	$(2,164)
Non-conrolling interest of acquired entity	3,094
Cumulative pro forma adjustment to non-controlling interest	$930

Merger Accounting Adjustments to the Unaudited Condensed Combined Income Statement

The following Merger Accounting Adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Income Statements. All taxable adjustments were calculated using a 23% tax rate, which represents the blended statutory rate, to arrive at deferred tax asset or liability adjustments. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

(a)

Net adjustment to loan interest income to recognize estimated accretion from the loan interest rate marks attributable to recording the Commonwealth loans at fair value as of the merger date. The premium amortization is expected to be recognized over 35 months.

(b)	Adjustment to investment securities to reflect estimated fair value of acquired securities related to changes in interest rates over 24 months.

(c)	Adjustment to deposit interest expense to reflect amortization of deposit fair value adjustment to Commonwealth’s time deposits over 10 months.

(d)	Adjustment to subordinated debentures interest expense to reflect the amortization of fair value adjustments of Commonwealth’s borrowing over 24 months.

(e)

On January 1, 2020, Stock Yards adopted ASU 2016-13 “Financial Instruments – Credit Losses” (Topic 326), which requires that loans held for investment be accounted for under the CECL framework. In accordance with ASU 2016-13 “Financial Instruments – Credit Losses” (Topic 326), Commonwealth was not required to adopt CECL as of January 1, 2020. Provision for loan losses for Commonwealth represents the expense under the incurred loss framework.

(f)	Adjustment to provision for credit losses to the record the estimated lifetime credit losses on Commonwealth’s non-PCD loans.

(g)	Adjustment to mortgage banking income to reflect the amortization of fair value adjustments of Commonwealth’s mortgage servicing rights over 75 months.

(h)

Adjustment to net occupancy and equipment expense to reflect the net reduction of depreciation expense as a result of estimated fair value on acquired property and equipment. Depreciation expense was calculated on a straight-line method utilizing estimated lives of 39 and 5 years, respectively.

(i)

Net adjustment to core deposit intangible amortization to record Commonwealth’s core deposit intangible and customer list amortization expense related to the acquisition. These intangible assets will be amortized using the sum-of-the-years-digits method between ten and 12 years.

(j)	Adjustment to reflect combined pre-tax merger-related merger costs.

(k)

Adjustment to income tax expense to record the income tax effects of pro forma merger accounting adjustments at the estimated blended combined statutory federal and statutory rate of 23%. Also includes the income tax effect of historical Commonwealth’s year to date 2021 earnings, as Commonwealth elected to be taxed under Subchapter S of the Internal Revenue Code, with taxable income of the corporation being passed through to its individual shareholders.

(l)

Adjustments to weighted-average shares of Stock Yards common stock outstanding to eliminate weighted-average shares of Commonwealth’s common stock outstanding and record shares of Stock Yards common stock outstanding, calculated using an exchange ratio of 0.9267 per share for all shares and payment of the cash portion of the aggregate merger consideration.

Year Ended December 31, (shares in thousands)	2021

Basic:
Eliminate Commonwealth's outstanding shares	(2,767)
Stock Yards Bancorp shares issued	2,564
Merger adjustment	(203)

Diluted:
Eliminate Commonwealth's outstanding shares	(2,767)
Stock Yards Bancorp shares issued	2,564
Merger adjustment	(203)